As filed with the Securities and Exchange Commission on June 6, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

FUNDX INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
2020 East Financial Way, Suite 100
Glendora, CA 91741

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
FundX Future Fund Opportunities ETF	NYSE Arca, Inc.
FundX Global Equity ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-194652

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-194652 and 811-22951), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-004821) on August 14, 2024 which is incorporated herein by reference.

The Trust currently consists of 6 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
FundX Future Fund Opportunities ETF	99-2247219
FundX Global Equity ETF	99-2260246

Item 2.    Exhibits

A.	Certificate of Trust dated March 12, 2014 was previously filed with the Trust’s Registration Statement on Form N-1A on March 18, 2014 and is incorporated herein by reference.
B.	Agreement and Declaration of Trust dated March 18, 2014 was previously filed with the Trust’s Registration Statement on Form N-1A on March 18, 2014 and is incorporated herein by reference.
C.	Bylaws dated March 18, 2014 as previously filed with the Trust’s Registration Statement on Form N-1A on March 18, 2014 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FundX Investment Trust

June 6, 2025

/s/ Jeff Smith
Jeff Smith President